                                                                     EXHIBIT 1.2

                                Terms Agreement
                                ---------------

Lehman Brothers Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285.

                                                              September 15, 1999

Dear Ladies and Gentlemen:

          Marriott International, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the "Terms and Provisions") attached hereto, to issue and sell to each of the Underwriters named in Schedule
                                                                        --------
I hereto (the "Underwriters"), and each of the Underwriters agrees, severally
-
and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the
                                                -----------
principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is
   ----------
incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in
Schedule II hereto.
-----------

          The Representatives hereby confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth under the caption "Underwriting" in the Company's Prospectus Supplement dated September 15, 1999 to the Company's Prospectus dated April 27, 1999 relating to the Securities (the "Prospectus Supplement") constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.
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          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                         Very truly yours,


                                         MARRIOTT INTERNATIONAL, INC.


                                         By:  /s/ Carolyn B. Handlon
                                              -------------------------------
                                         Name:  Carolyn B. Handlon
                                         Title:  Vice President and Treasurer

Accepted as of the date hereof:

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By:  LEHMAN BROTHERS INC.


By:  /s/ Martin Ragde
   ----------------------------
Name: Martin Ragde
Title: Managing Director
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                                   Schedule I
                                   ----------

                                             Principal Amount of
Underwriter                                Securities to be Purchased
-----------                                --------------------------

Lehman Brothers Inc......................         $150,000,000
Deutsche Bank Securities Inc.............           50,000,000
Goldman, Sachs & Co......................           50,000,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated........................           50,000,000
                                                  ------------

     Total...............................         $300,000,000
                                                  ============
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                                  Schedule II
                                  -----------

Representatives:             Lehman Brothers Inc., Deutsche Bank Securities
                             Inc., Goldman, Sachs & Co. and Merrill Lynch,
                             Pierce, Fenner & Smith Incorporated

Underwriting Agreement
 dated:                      September 15, 1999

Registration Statement No.:  333-77093

Title of Securities:         7 7/8% Series C Notes due 2009

Aggregate principal amount:  $300,000,000

Price to Public:             99.363% of the principal amount of the Securities,
                             plus accrued interest, if any, from
                             September 20, 1999 to the Delivery Date

Underwriting Discount:       0.650%

Indenture:                   Indenture dated as of November 16, 1998 between
                             Marriott International, Inc. and The Chase
                             Manhattan Bank, as trustee

Date of Maturity:            September 15, 2009

Interest Rate:               7.875% per annum, payable semiannually

Interest Payment Dates:      March 15 and September 15, commencing March 15,
                             2000

Redemption Provisions:       None

Sinking Fund Provisions:     None

Other Provisions:            As specified in the Prospectus Supplement dated
                             September 15, 1999 relating to the Securities.

Securities Exchange:         The Securities will not be listed on any exchange

Closing Date and Delivery
 Date:                       September 20, 1999

Closing Location:            Piper & Marbury L.L.P.
                             36 South Charles Street
                             Baltimore, Maryland 21201

Address for Notices
  to Underwriters:           c/o Lehman Brothers Inc.
                             Three World Financial Center
                             New York, New York 10285